UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    September 6, 2016

WELLNESS CENTER USA, INC.

(Exact name of registrant as specified in its charter)

NEVADA	333-173216	27-2980395
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employee Identification No.)

2500 W. Higgins Road, Ste. 780, Hoffman Estates, Illinois 60169

(Address of Principal Executive Offices)

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(847) 925-1885

(Issuer Telephone number)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 17, 2016, the Company reported that Dr. Periklis Papadopoulos has resigned from the Company's Board of Directors. Dr. Papadopoulos had submitted a written letter of resignation in June 2015, indicating that he was resigning for personal reasons. The Company's CEO spoke with him upon receipt of the resignation and Dr. Papadopoulos agreed to remain on the Board of Directors until replaced pursuant to the By-Laws of the Company. Dr. Papadopoulos confirmed his resignation to the CEO on August 11, 2016, but indicated that his official resignation had been effective at an unspecified date in the past. On September 6, 2016, Dr. Papadopoulpos advised the Company that he considered the effective date of resignation to be June 30, 2015.  On September 6, 2016, Dr. Papadopoulos also confirmed that the reasons for his resignation were personal, and did not involve any disagreements or disputes with the Company relating to its operations, policies or practices.

Item 9.01 Financial Statements and Exhibits.

(a)

Financial Statements of business acquired. None.

(b)

Pro forma financial information.   None.

(c)

Shell Company Transaction. Not applicable.

(d)  Exhibits.

None.

EXHIBIT INDEX

Exhibit No.

Description

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WELLNESS CENTER USA, INC.

Date: September 9, 2016	By:	/s/ Andrew J. Kandalepas
Andrew J. Kandalepas
Chairman, Chief Executive Officer, Principal Accounting Officer, and Chief Financial Officer